UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2020

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item. 5.02 Departures of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

(d) On November 11, 2020, the Board of Directors of Cosmos Holdings, Inc. (the “Company”) elected Pavlos Ignatiades, as Chief Operating Officer, and Georgios (“George”) Terzis, as Chief Financial Officer.

Pavlos Ignatiades, age 58, has been in charge of the daily activities of all subsidiaries and overviews all strategic tasks of the organization of the Company since its inception in 2015. Prior thereto, from 2014 to 2015 he was employed by the Company’s subsidiary SkyPharm S.A. Mr. Ignatiades had been a senior portfolio manager and the CEO of Investment Analysis S.A for over 10 years operating on the Athens Stock Exchange. He worked as an independent financial analyst for listed companies in Greece and abroad while he was in charge of foreign funds (American and Asian) targeted at Greek innovative companies. Mr. Ignatiades received a degree in economics from the University of Thessaloniki, a B.A. in Finance from Clarion University of Pennsylvania and an MBA from Clarion University of Pennsylvania.

Mr. Ignatiades is employed by the Company’s subsidiary, SkyPharm S.A., and is currently compensated at the rate of EU3000 per month. It is expected that he will enter into an employment agreement with the Company in the near future.

George Terzis, age 39, has been employed by the Company since January 2017. Mr. Terzis oversees all of the Company’s financial functions including accounting, audit, treasury and corporate finance planning and budgeting. Prior to joining the Company, George served as an Executive Consultant to several multinational advisory firms where, he achieved commitments of more than EU50mil funding, financing and state incentives to numerous investments in RES, logistics, healthcare and manufacturing industries. George holds an MBA from Alba Graduate Business School and a Bachelor’s Degree in Financial Management from University of Attica and he is certified as an independent valuator of corporations and private investments by the European Commission.

Mr. Terzis is employed by Cosmos under an Employment Agreement entered into as of January 1, 2019. Mr. Terzis was then appointed International Finance Manager of the Company until he ceases to be an employee unless earlier terminated by either party on fifteen (15) days prior notice. Mr. Terzis receives a monthly fee of $1500. Under his prior employment agreement he received an aggregate of 50,000 stock options, exercisable for four (4) years at $1.00 per share. The employment agreement provides non-compete, non-solicitation and non-interference provisions during the term of the agreement and for one (1) year after its termination.

Item. 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of January 1, 2019, by and between Cosmos Holdings, Inc. and George Terzis

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: November 17, 2020	By:	/s/ Grigorios Siokas
Grigorios Siokas,
Chief Executive Officer

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